Exhibit 99.1

RGS Energy Closes $3.5 Million Net Financing

LOUISVILLE, CO, February 27, 2015 – RGS Energy (NASDAQ: RGSE), one of the nation’s largest and most recognized rooftop installers of solar equipment, has completed the previously announced public offering of 7 million units consisting of its Class A common stock and Series A, B, C, D and E common stock warrants at a price of $0.50 per unit. WestPark Capital, Inc. acted as the exclusive placement agent in the offering.

The net proceeds to RGS Energy from the public offering is approximately $2.75 million, after deducting placement agent expenses, legal fees and other estimated offering expenses. In addition, participants exercised a portion of the Series B warrants, providing additional net proceeds of $800,000 to the company.

“This financing immediately strengthens our financial position by $3.5 million and provides the right, subject to certain conditions, to execute our ‘put option’ on the Series B warrants in the future for additional capital of over $7 million,” noted Dennis Lacey, CEO of RGS Energy. “As recently reported, we made progress with our cash management last quarter and this financing allows us to work with our vendors and other installation partners to convert our $55 million backlog into revenue and cash.”

This offering was conducted under a shelf registration statement on Form S-3 (File No. 333-193718), including a base prospectus previously filed and declared effective by the Securities and Exchange Commission (“SEC”). The final prospectus supplement relating to the offering was filed with the SEC on February 24, 2015 and is available on www.sec.gov.

About RGS Energy

RGS Energy (NASDAQ: RGSE) is one of the nation’s largest and most recognized rooftop installers of solar equipment, serving residential and small business customers in the mainland U.S. and Hawaii. Beginning with one of the very first photovoltaic panels sold in 1978, the company has installed tens of thousands of solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing a comprehensive solar solution, from design, financing, permitting and installation to ongoing monitoring, maintenance and support.

The company has 13 offices across the West and the Northeast and one in Hawaii. For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. RGS Energy is a trade name and RGS Energy makes filings with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.” These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at www.rgsenergy.com. For more information about the company, visit www.rgsenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “expect,” “future,” “intend,” “may,” “should” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the following: our ability to satisfy the conditions of the Series B warrants allowing us to exercise our put option thereunder, whether holders of warrants sold in the offering described in this press release will exercise their warrants, our ability to convert backlog into revenue and cash, our ability to receive payment terms from equipment suppliers and third parties, and such other factors as discussed in throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2013, Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Reports on Form 10-Q and the other documents that RGS Energy has filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media and Investor Relations Contact for RGS Energy:

Ron Both

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com

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